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# EDITED TRANSCRIPT

PATK - Q4 2014 Patrick Industries Earnings Conference Call

EVENT DATE/TIME: FEBRUARY 19, 2015 / 3:00PM GMT

## CORPORATE PARTICIPANTS

**Julie Ann Kotowski** *Patrick Industries - IR*

**Todd Cleveland** *Patrick Industries - President, CEO*

**Andy Nemeth** *Patrick Industries - CFO*

## CONFERENCE CALL PARTICIPANTS

**Daniel Moore** *CJS Securities - Analyst*

**Scott Stember** *Sidoti & Company - Analyst*

## PRESENTATION

**Operator**

Good morning, ladies and gentlemen, and welcome to the Patrick Industries Incorporated Fourth Quarter 2014 Earnings Conference Call. My name is Hilda and I will be your operator for today's call. (Operator Instructions). Please note that this conference call is being recorded.

I will now turn the call over to Julie Ann Kotowski from Investor Relations. Ms. Kotowski, you may begin.

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**Julie Ann Kotowski** - *Patrick Industries - IR*

Good morning, everyone, and welcome to Patrick Industries fourth quarter 2014 conference call. I am Julie Ann Kotowski, Patrick's Director of Investor Relations, and I am joined on the call today by Todd Cleveland, President and CEO, and Andy Nemeth, CFO.

On the call this morning, we are going to discuss our fourth quarter and full year 2014 results and provide an update on our business outlook and the markets that we serve. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws.

As a result, I must caution you that there are number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2013, and in our other filings with the Securities and Exchange Commission.

Also please note that certain financial measures we may use on this call, such as adjusted net income and the related diluted earnings per share amounts are non-GAAP measures. We undertake no obligation to update these statements after this call.

I would now like to turn the call over to Todd Cleveland.

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**Todd Cleveland** - *Patrick Industries - President, CEO*

Thank you, Julie Ann and thank you all for joining us on the call today. This morning, I would like to briefly discuss the Company's fourth quarter and full year results for 2014. And then provide an update on the major markets we serve. Andy will then provide specific details on our financial performance and I will conclude by providing an update on our business outlook.

The Company continued to perform well during the quarter with increased revenues, improved profitability and cash flows and market share gains. On the top-line, our net sales for the fourth quarter increased 29% over the prior year and 24% on a year-to-date basis.

On the bottom-line, we reported net income per diluted share in the fourth quarter of 2014 of $0.69 compared to $0.47 in 2013. For the comparable 12-month periods, our net income per diluted share was $2.87 versus $2.23.

Overall, we were pleased with our revenue and market share growth in all three of the primary end markets we serve on both the full year and seasonal basis. We continue to add capacity throughout the year where appropriate in advance of projected demand to ensure our ability to meet customer demand, and we continue to leverage our fixed cost over our sales base consistent with our core business model.

From a more detailed market perspective, on a seasonal basis, we saw shipment levels for both the RV and MH industries continue to trend in line with expectations for both the quarter and full year and our increased industrial presence allowed us to continue to capture market share in both existing and new territories.

The RV industry in particular saw increased shipment levels in each of the 12 months of 2014 versus the comparable 2013 periods and reached an eight-year best of approximately 357,000 units in 2014, an 11% gain over the 321,000 units shipped in 2013 and with shipment gains recorded in all vehicle categories.

In January 2015, OEM production resumed from the holiday shutdown as anticipated in addition to being bolstered by mild climate conditions in the Midwest. As it relates to the correlation between retail inventories and overall production levels, industry reports indicate that RV dealer inventories continue to be in line with that of retail demand. And based on our conversations with major RV OEMs, they're continuing to adjust their production capacities accordingly to meet projected industry-wide growth in 2015 while managing and maintaining efficiencies in the Midwest tight labor market.

On a macroeconomic level, as consumer confidence has generally trended higher over the last five years, there's been year-over-year increase in the RV shipments for the same period. We anticipate that the industry growth will continue into 2015 consistent with the current expectations and with similar seasonal tracking patterns barring any global or other factors that negatively impact consumer confidence over an extended period of time.

While the recent decline in oil prices has created some volatility in the equity markets in the short-term, the equity markets as a whole have in fact continued to perform and trend positively. We do not expect the short-term volatility to have a negative impact on the RV industry. And in fact the lower gasoline prices should positively impact consumer end-market demand.

Additionally, we expect to see some input cost decreases on petroleum based products, however these cost decreases also are expected to be passed through the channels.

In the manufactured housing or MH market, wholesale unit shipments for the fourth quarter 2014 increased approximately 8%, consistent with expectations from the comparable 2013 period and 7% for the full year. While new housing start growth for fiscal 2014 increased 6% and 9%, respectively.

Looking into 2015 and 2016 the NAHB is predicting total housing starts to increase in the neighborhood of 16% and 25% respectively versus the prior year periods. And based on historical trends, if wholesale unit shipments in the MH industry continue to average approximately 9% to 11% of single family housing starts, we believe these projections are a good indicator of the potential for the market to grow at a much higher rate in the future when compared to residential housing starts.

While we expect to see continued year-over-year improvement with limited risk in the near term and believe that there is a potential for this market to grow at a much higher rate in the future, especially given the historical trends when compared to residential housing starts, and pent-up demand in single-family housing, we do not anticipate significant growth in this market during 2015.

We believe however, we are well positioned to capitalize on the upside potential of the MH market, and are optimistic about the future of the industry, especially given the combination of our nationwide geographic footprint, available capacity in our current MH concentrated locations and our current content of approximately $1,700 per unit.

The Company's industrial sales have increased significantly over the last several years reflecting both acquisition and organic growth. Approximately 56% of our industrial sales base is directly tied to the residential housing market for the full year 2014 with the remaining 44% tied to the commercial side of our business mainly in the office and medical and institutional furnishing markets where we have added to our footprint and continue to gain penetration.

With pent-up demand and expected improving overall economic conditions as well as continuing low interest rates, we anticipate there will continue to be positive momentum driving housing industry growth for 2015 and into '16.

With regards to our acquisition activity, in 2014 we completed four acquisitions with projected annualized sales of approximately $126 million. In early November 2014 we completed the acquisition of Charleston Corporation, a manufacturer and designer of both open and closed fiberglass components for the OEMs in the RV marine, vehicle aftermarket and transit industries.

As we announced earlier this week, we completed our first acquisition of 2015 by acquiring Better Way products, a $50 million manufacturer of a wide array of fiber glass components for OEMs in the RV, marine and transit vehicle industry. Better Way is a natural fit for our Frontline Manufacturing and Charleston fiber glass component operations.

In addition, the other acquisitions we completed in 2013 and in 2014 including the Precision Painting Group, Foremost Fabricators, Frontline Manufacturing, Premier Concepts and Westside Furniture were accretive to fourth quarter 2014 net income per share.

Our primary focus in the acquisition arena is on the RV and industrial markets where we currently see the highest potential for growth.

We are optimistic about the future growth potential in each of the three primary markets and continue to believe there is limited material downside risk and opportunity for larger scale growth in both the MH and industrial markets in the future.

We expect our revenue growth to continue into 2015 exclusive of revenue contributions of the acquisitions we completed in June, September and November of 2014.

Now I'll turn the call over to Andy, who will provide additional comments on financial results. Andy?

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**Andy Nemeth** - *Patrick Industries - CFO*

Thanks Todd, and welcome everyone. I would like to review some highlights of our financial results for the fourth quarter and fiscal year 2014. Our net sales for the fourth quarter of 2014 increased $43 million or 29% over the prior year period to $190 million, primarily reflecting a combination of industry and acquisition growth.

Specifically the four acquisitions that we completed in 2014 as Todd mentioned earlier, which had projected annualized sales of $126 million contributed approximately $29 million and $56 million to our fourth quarter and fiscal year 2014 net sales, respectively.

Our RV revenue base, which accounts for approximately 74% of our fourth quarter sales was up approximately 36% in the fourth quarter of 2014 over the fourth quarter of 2013, reflecting an 18% increase in wholesale unit shipments during the quarter, coupled with continued organic and acquisition growth.

Our RV unit content on a TTM basis grew 15% from $1,338 per unit in 2013 to $1,536 per unit in 2014. Our MH revenue base, which accounts for approximately 16% of fourth quarter sales, increased 24% for the quarter and 13% for the year on shipment improvements of 8% and 7% respectively. And our content per unit continues to strengthen and show positive trending as we are well positioned for improvement in this market sector when the MH industry begins to recover.

Our MH unit content on a TTM basis increased 7% from $1,582 per unit in 2013 to $1,692 per unit in 2014 reflecting additional market share gains and penetration with our existing customer base. Our industrial revenue base which accounts for the remaining 10% of fourth quarter sales was

relatively flat compared to the prior year fourth quarter, primarily due to normal seasonal patterns and project oriented business which can fluctuate from quarter to quarter.

On a year-to-date basis, we continue to gain traction and capture additional share with sales up 16% from fiscal 2014 versus the prior year period. We are excited about the opportunities that currently exist in the industrial space as we have added new equipment and capabilities to further drive value-add revenues and new sales territories which are adding to faster incremental growth and with a focus on further penetrating the commercial market space.

Additionally, the complexion of our residential oriented customers is heavy towards kitchen cabinet producers, who are enjoying resurgence in both multi-family housing and remodeling.

For the 12 months of 2014, our revenues finished at $736 million and were up $141 million or 24% from the previous year, primarily as a result of factors previously mentioned. During the fourth quarter of 2014, our gross margin grew approximately 90 basis points to 15.6% over the 14.7% achieved in the fourth quarter of 2013, primarily reflecting the positive contribution of increased revenues due to acquisitions, organic revenue growth, market share gains and an increase in our RV unit content as I previously mentioned.

On a year-to-date basis, our gross margin improved approximately 80 basis points to 16.1% compared to 15.3% in 2013. Operating expenses which were 9.4% of net sales in the fourth quarter of 2014 increased from 8.8% in the prior year period, largely reflecting increased amortization related to our acquisition activity over the past year, contributing approximately 30 basis points quarter-over-quarter.

In addition, as we have previously mentioned we expect that operating expenses as a percentage of net sales would increase when compared to 2013 and primarily reflected the impact of increased sales, salaries and administrative spending to support expected growth in incentive and long-term equity compensation programs designed to retain and reward key management and personnel for continued high performance and execution.

In addition, for the full year operating expenses were negatively impacted by increasing pressure on freight rates and an increase in our warehouse and delivery expenses that reflected increased demand levels and other factors including driver shortages earlier in the year, that were partially offset by a reduction in fuel costs in the fourth quarter.

Operating income increased $3.1 million or 35% in the fourth quarter of 2014 compared to the prior year. And operating margins increased from 5.9% in the fourth quarter of 2013 to 6.2% in the fourth quarter of 2014 primarily due to factors previously described. On a full year basis, we expected incremental operating costs to be offset by continued sales growth, operating leverage and improved gross profit margins.

The acquisition of Charleston Corporation that we completed in early November had an immaterial impact on fourth quarter results due to the timing of the closing. With the acquisition of the previously announced Better Way products earlier this week, we have a solid presence in the fiber glass space, in particular in RV front and rear caps as well as new entry points into the marine markets with seating, helms and instrument panels.

We expect to be able to leverage our combined core competencies and operational synergies to continue to drive overall consolidated operating margins and expect these acquisitions to be accretive to net income per share in 2015.

As Todd previously mentioned, our net income per diluted share in the fourth quarter of 2014 was $0.69 compared to $0.47 in the prior year. For fiscal 2014, net income per diluted share was $2.87 compared to $2.23 in 2013. I'm now going to briefly discuss our balance sheet and cash flows.

Our total assets increased approximately $81 million from December 31, 2013 primarily as a result of the completion of previously mentioned acquisitions, traditional seasonal trending, and overall growth in our business year-over-year.

Operating cash flows were approximately $46 million for the full year 2014 compared to $22 million for the prior year period. The year-over-year increase in our receivables and inventory levels is primarily attributable to acquisitions completed in 2014, as well as a ramp-up of raw materials at certain facilities to ensure our ability to meet customer demand levels at year-end in anticipation of a strong start to the 2015 fiscal year.

Our capital allocation strategy is centered around utilizing our capital resources including targeted leverage capacity to grow our business model. Our top priorities include acquisitions, investment in infrastructure and capital expenditures, maintaining an acceptable leverage position to provide maximum opportunity while managing downside risk and buying back our Company stock at prices and volumes deemed appropriate by our board of directors and the management team.

In terms of our debt, since year end 2013, our total debt increased by approximately $46 million, primarily reflecting the funding of acquisitions of approximately $72 million, stock repurchases of approximately $14 million and capital expenditures during the year of approximately $6.5 million, all net of debt reduction.

Our leverage position relative to EBITDA is clearly within the range of our comfort level. And unused availability under our credit facility as of the end of 2014, including cash on hand was approximately $63 million. While our leverage position may increase immediately following an acquisition, we have financial and operational levers in place that we expect to utilize to quickly de-lever within a short period of time post-closing to reduce our risk profile.

We expect to continue to maintain an appropriate leverage position consistent with our capital allocation strategy in order to optimize our resources and focus on executing on our strategic plan.

As previously announced, we again utilized capacity under our revolver to complete the acquisition of Better Way products in February 2015. We continue to have solid alignment and support from our banking partners and expect to continue to flex and adapt our credit facility to provide ample dry powder to be able to execute on our strategic plans while maintaining an appropriate leverage position.

In terms of our stock repurchase program in the fourth quarter of 2014, we repurchased over 172,000 shares of our common stock at a total cost of approximately $7 million. Since the stock repurchase program began in February 2013 through February 16, 2015, we have repurchased in the aggregate over 882,000 shares at an average price of $29.07 per share and at a total cost of approximately $26 million.

We may continue to repurchase shares from time to time in the open market based on market conditions and pre-established guidelines as determined by management and our board of directors.

Finally, to meet current and projected operating needs as well as to improve operating efficiencies, our total capital expenditures in 2014 of approximately $6.5 million, included equipment upgrades at our facilities, ERP related costs and strategic capital and maintenance expenditures. We will continue to invest in our infrastructure and flex our capital spending where necessary to align with our demand levels. And for the full year 2015, estimate our total capital expenditures to be approximately $8 million. That completes my remarks. Todd?

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**Todd Cleveland** - *Patrick Industries - President, CEO*

Thanks Andy. Overall, our financial results in 2014 were strong as we had anticipated and consistent with our 2014 operating plan. We continue to execute on our strategic plan and capital allocation strategy that will drive our business over the next five-year period.

Our strategic plan also includes continued investment back into the business, new and existing product development, growth through acquisition and diversification into similar markets in our core business and adjacent markets where appropriate.

In terms of our business outlook for 2015, our execution goals continue to be focused around driving our organizational strategic agenda and utilizing our capital allocation strategy to increase our top-line both organically and through acquisition and generating improved operating income, net income, earnings per share and cash flow.

The RV industry continued to grow at a faster pace than other consumer discretionary industries reflecting favorable demographics, in particular the growing popularity of the RV lifestyle and the rising number of baby boomers hitting retirement age.

The RV OEMs also provide an ample mix of size, amenities and price point for all age groups and income levels of the RV consumer.

In addition, we believe expected demand levels as well as overall economic improvement would bode well for the promising future in the RV industry in 2015, barring any significant unforeseen economic disruptions.

Our continued progress in 2014 would not be possible without the continued support of our customers who we are privileged to serve and the hard work, passion, dedication and leadership exhibited by each of our Patrick team members who we are extremely proud to work with.

I'm excited about the opportunities that exist in the marketplace and confident in our abilities to execute and the abilities of our team members to continue to serve our customers at the highest level. This is the end of our prepared remarks. Thank you for your time today. We're now ready to take questions.

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## QUESTIONS AND ANSWERS

**Operator**

(Operator Instructions). Our first question comes from Daniel Moore from CJS Securities.

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**Daniel Moore** - *CJS Securities - Analyst*

Good morning and congratulations on an exceptional year.

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**Todd Cleveland** - *Patrick Industries - President, CEO*

Thanks Dan.

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**Andy Nemeth** - *Patrick Industries - CFO*

Thank you.

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**Daniel Moore** - *CJS Securities - Analyst*

Just looking at the acquisitions most recent, Better Way and Charleston, both of them taking you into new vertical and marine. Do you anticipate additional acquisitions to gain skill and penetration in that vertical? And maybe what are some of the challenges to doing so relative - as a relative newcomer.

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**Todd Cleveland** - *Patrick Industries - President, CEO*

Sure, I'll take that one Dan, this is Todd. Yes, I think that's something that we're going to continue to have some focus on, that is a different market. The sales channels are slightly different. But I think the presence that we've established with Charleston and also now Better Way definitely give us that sales line to continue to move in that direction. And as you know, the boating industry has not moved quite along quite as quickly as some of the other consumer discretionaries. So we are hopeful that is going to be a solid product base and customer base in the future.

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**Daniel Moore** - *CJS Securities - Analyst*

Very good. And just looking at Better Way, paid about little just slightly higher revenue multiples than you had in the past, about 0.8 times revenue. Can you talk a little bit about the margin profile of that business and some of the factors that give you comfort with purchase price?

**Andy Nemeth** - *Patrick Industries - CFO*

Sure Dan, this is Andy, I'll handle that one. The margin profile is fairly similar to Patrick's margin profile overall. We've got a little bit better operating margins. And so while the multiple as a percentage of sales is a little bit higher than historical, there is operating margin potential there that we saw as well. There is opportunities within both Better Way and Charleston to execute on some synergies from a cost perspective. So we saw a little bit more strategic value there and therefore justifying the increased multiple.

**Daniel Moore** - *CJS Securities - Analyst*

Excellent. And then, one more and I'll jump back in queue. Q4 shipments for RVS were obviously extremely strong. To what extent was there perhaps a little bit of a pull-forward in demand from Q1 as manufacturers sort of leveled off their seasonal manufacturing patterns or do you still see obviously continued strength into Q1?

**Todd Cleveland** - *Patrick Industries - President, CEO*

This is Todd, Dan. I would say that we continue to see strength. But I think time will tell as it relates to whether some of the OEMs took the latter half of Q4 to kind of build things up. I think we all learned a pretty valuable lesson related to driver shortages, some challenging weather conditions last year that put us all kind of behind the eight ball.

So, from my perspective I think the OEMs are probably trying to be proactive on what their opportunities are, and don't want to miss the selling season that obviously really starts to take off in early March.

**Daniel Moore** - *CJS Securities - Analyst*

Perfect, I appreciate it. I will jump back in queue.

**Operator**

(Operator Instructions). Our next question comes from Scott Stember from Sidoti.

**Scott Stember** - *Sidoti & Company - Analyst*

Good morning.

**Todd Cleveland** - *Patrick Industries - President, CEO*

Good morning.

**Andy Nemeth** - *Patrick Industries - CFO*

Good morning, Scott.

**Scott Stember** - *Sidoti & Company - Analyst*

You guys put up some really impressive numbers in the manufactured housing space, up 26% versus the industry's 8%. Can you maybe just talk about how much contribution in that segment came from acquisitions versus organic growth and then maybe just touch base on what is driving the organic growth in that segment? Thanks.

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**Andy Nemeth** - *Patrick Industries - CFO*

Sure Scott, this is Andy, I'll handle that one. We picked up some additional business in the MH space in late Q3 more or less let's call it mid-Q3 which carried fully into Q4. It's almost purely organic. I would tell you, we do have a little bit of MH acquisition increment in there but we did pick up additional business run on organic basis in Q3 and Q4.

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**Scott Stember** - *Sidoti & Company - Analyst*

Great. And can you just remind us the level of incremental profit that comes from this segment with you guys not having nearly the same capacity utilization as you do on the RV side?

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**Andy Nemeth** - *Patrick Industries - CFO*

Right. So, we've got capacity in a number of our facilities, particularly our outlying facilities. And we look to be able to leverage that with improved volumes as we continue to move forward. Some of this business is direct ship, so we're moving paperwork. It's got a little bit lower margin profile but we don't have to do a lot. But certainly from a capacity perspective, we've got capacity inside our plants to accommodate a large up-tick in the MH industry on a go-forward basis.

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**Scott Stember** - *Sidoti & Company - Analyst*

Got you. And on the operating expenses, '14 was a year of investment in people and infrastructure. Can you talk about what we could look for 2015 and as far as whether there will be an increase or we'll see a flattening out from what we saw in '14?

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**Andy Nemeth** - *Patrick Industries - CFO*

Yes, we expect to see our ability to be able to leverage off of some of the costs that we incurred in 2014 into 2015. So, our expectation is to continue to drive operating margins. We feel like we're in a pretty good place today from a staffing perspective, from an overhead perspective. And so we're really setup to move into '15 and utilize those resources to be able to capitalize on our overhead structure.

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**Scott Stember** - *Sidoti & Company - Analyst*

Great. That's all I have for now. I'll jump back into the queue.

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**Andy Nemeth** - *Patrick Industries - CFO*

Thank you.

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**Operator**

(Operator Instructions). We have a follow-up question from Daniel Moore.

**Daniel Moore** - *CJS Securities - Analyst*

Thank you again. Obviously after both Better Way and Charleston, you've completed the number of deals in that step-up. Talk about the pipeline as it looks, at the acquisition pipeline going forward. And you've increased your share repurchase of activity and raise the authorization, just talk about your appetite for further repurchases in the short term given the modest up-tick in leverage post deal?

**Todd Cleveland** - *Patrick Industries - President, CEO*

Yes, this is Todd, I'll take the acquisition question, and I think Andy can follow-up with the stock repurchase question. Things continue to be very solid and robust from an acquisition standpoint we've continued to review a number of assets in the first half year with the thought of being able to continue to review things throughout the year.

I would say it's, as strong as it's been and I think both, when you look at it from product acquisitions that would also increase our market share, there is also acquisitions that would broaden our product base both from an internal and external standpoint. So, solid opportunities.

**Andy Nemeth** - *Patrick Industries - CFO*

Dan, I'll talk a little bit about stock repurchase. So, since the inception of the repurchase program we've bought back at an average price of just a little over $29. And so, we're going to continue to utilize our capital allocation strategy and we're going to continue to balance that from a leverage perspective.

We do have a little bit of an up-tick with Better Way which was certainly expected as we've talked about, we expect to see a little bit of an up-tick post acquisition and being able to de-lever based on the cash flow generation of the business model.

So I don't see anything today jeopardizing the balance in our capital allocation strategy. I expect us to continue to take advantage of opportunities in the marketplace that we think are there to both repurchase shares at prices that we deem acceptable and as well continue on the acquisition strategy.

So I don't see any one kind of priority over the other. We're going to continue to balance and kind of flex that strategy to where the demand meets. And so again from an overall repurchase perspective, we've refilled the basket to $20 million for the next year. So, again it's still part of our capital allocation strategy. And if the opportunity presents, I still see us executing on that.

**Daniel Moore** - *CJS Securities - Analyst*

Perfect. And last question, Todd, in your prepared remarks, I'm just trying to triangulate, you mentioned for MH wholesale shipments or I should say housing starts are projected to be up 16% in '15 if I heard correctly. But I also think I heard you say you thought that that market would be flat for you in '15. I'm just trying to make sure I heard that right? And maybe triangulate the two?

**Todd Cleveland** - *Patrick Industries - President, CEO*

Andy, can you help me out a little bit on that one as it relates to numbers, what we're looking at?

**Andy Nemeth** - *Patrick Industries - CFO*

Sure, we're expecting continued, I don't want to say, I won't say softness in the MH industry, we're not expecting significant growth year-over-year, we are well positioned for that. But at this point again, from an industry perspective, we continue to see a few hurdles in the way to see that industry kind of really take off.

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**Daniel Moore** - *CJS Securities - Analyst*

Okay, I'll follow-up offline, thank you.

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**Operator**

Thank you, the next question comes from Scott Stember. Please go ahead.

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**Scott Stember** - *Sidoti & Company - Analyst*

Still a follow-up Andy, the comments you made about the industrial segment, about the flattish sales in the quarter and about the seasonality. Can you maybe just touch on that and talk about some of the enthusiasm that you have about the prospects for 2015 and beyond?

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**Andy Nemeth** - *Patrick Industries - CFO*

Sure. Really from a quarter-over-quarter basis, we are relatively flat. The industrial market was down in the first quarter of 2014 and as we've kind of talked about. We generally lag that market sector by six to nine months and so we kind of saw some of that lag in 2Q '14. Additionally there is, some of that business is project related so we saw just a little bit of change in the project oriented nature of the business in Q4, nothing to get alarmed about from our perspective.

But from an overall forward-looking perspective, we're very excited and optimistic about the industrial markets, we've added new territories. We've got some a lot of new business opportunities coming on with those new territories and new salesman. And so, again we're looking forward to, we don't view the Q4 flat revenue perspective as anything negative from our perspective today.

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**Scott Stember** - *Sidoti & Company - Analyst*

Got you. And just one last question about the labor markets, Todd I think you commented how that's always been a challenge at least for the last couple of years. Could you just talk about how you guys stand right now and what you're seeing as we progress through 2015?

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**Todd Cleveland** - *Patrick Industries - President, CEO*

Sure. The labor market obviously particularly, in Elkhart continues to be very tight. I do believe that there has been a leveling out. I believe everybody I know for a fact ourselves have that core group that's expanded. And so the turn that we've seen over the last couple of years has softened.

So the replacement process has been much easier for those that do turn with the year, a bit, with while we expect growth, we don't necessarily expect historical growth at least for the last couple of years in the RV industry. And it's going to bode well for us continuing to be able to have a stable workforce and making sure that we're doing what we need to do to improve efficiencies and increase the quality of the product we send to our customers.

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**Daniel Moore** - *CJS Securities - Analyst*

Got you. That's all I had. Thanks guys for taking all of my questions.

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**Todd Cleveland** - *Patrick Industries - President, CEO*

Thank you.

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**Andy Nemeth** - *Patrick Industries - CFO*

Thank you, Scott.

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**Operator**

(Operator Instructions). We have no further questions at this time. I would like to return the presentation back over to Julie Ann Kotowski.

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**Julie Ann Kotowski** - *Patrick Industries - IR*

Thanks, Hilda. We appreciate everyone for being on the call today and we look forward to talking to you again at our first quarter 2015 conference call. A replay of today's call will be archived on Patrick's website www.patrickind.com under Investor Relations.

And I'll turn the call back over to our operator, Hilda.

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**Operator**

Thank you. Ladies and gentlemen, this concludes today's conference. We thank you for participating. You may now disconnect.

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**Editor**

COMPANY DISCLAIMER

This transcript contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.

Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed residential and manufactured homes, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, the ability to effectively manage the costs and the implementation of the new enterprise resource management system, the successful integration of acquisitions, interest rates, oil and gasoline prices, adverse weather conditions impacting retail sales, and our ability to remain in compliance with our credit agreement covenants. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and residential and manufactured homes.

The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov.